SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Federal Income Trust -- Class A
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance):
6/2/86

TOTAL RETURN

Formula  --  Average Annual Total Return: ERV = P(1+T)^n

n   = Number of Time Periods     1 Year   5 Years      10 Years*

P   = Initial Investment         $1,000   $1,000       $1,000

ERV = Ending Redeemable Value    $1,105   $1,413       $1,857

T   = Average Annual
      Total Return               10.51%    7.15%        6.79%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $2,420,494

Expenses                         $372,469

Reimbursement                    $0

Average shares                   42,132,817

NAV                              $10.17

Sales Charge                     4.75%

POP                              $10.68

Yield at POP                      5.56%
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Federal Income Trust -- Class B
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance):
6/6/94

TOTAL RETURN

Formula  --  Average Annual Total Return:   ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         $1,000     n/a       $1,000

ERV = Ending Redeemable Value    $1,151     n/a       $1,135


T   = Average Annual
      Total Return                15.09%    n/a        9.44%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $9,998

Expenses                         $2,617

Reimbursement                    $0

Average shares                   174,466

NAV                              $10.13

Maximum Contingent Deferred
Sales Charge                     5.0%

Yield at NAV                     5.10%

SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Federal Income Trust -- Class M
Fiscal period ending: 10/31/95
Inception date (if less than 10 years of performance):


TOTAL RETURN

Formula  --  Cumulative Total Return:       ERV = P(1+T)^n

n   = Number of Time Periods     1 Year     5 Years   10 Years*

P   = Initial Investment         n/a        n/a       $1,000

ERV = Ending Redeemable Value    n/a        n/a       $1,058

T   = Cumulative Total Return    n/a        n/a       5.81%*

                   *Life of fund, if less than 10 years


YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                   POP x Average shares


Interest and Dividends           $1,007

Expenses                         $192

Reimbursement                    $0

Average shares                   17,604

NAV                              $10.16

Sales Charge                     3.25%

POP                              $10.50

Yield at POP                      5.38%